Exhibit 10.16

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement is entered into as of the 30th day of October 2023, by and between Carbon Conversion Group, Inc. a Wyoming corporation (“CCG”), and Jaelene Decena (“Purchaser”).

RECITALS

WHEREAS, a significant percentage of CCG’s common stock is to be distributed as a dividend to the holders of common stock of CarbonMeta Technologies, Inc. (“COWI”), pursuant to a Registration Statement on Form S-1, all with the objective of CCG’s becoming a publicly-traded company; and

WHEREAS, CCG is to pursue the plan of business described in Attachment 1 hereto and made a part hereof; and

WHEREAS, CCG is in need of working capital with which to initiate its plan of business and to pursue to effectiveness the Registration Statement on Form S-1 and, thereafter, to have its common stock traded in the public markets; and

WHEREAS, CCG desires to sell to Purchaser, and Purchaser desires to purchase, 5,000 shares of common stock of CCG (the “Subject Securities”).

NOW, THEREFORE, the Agreement of the parties, the promises of each being consideration for the promises of the other:

1. Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below, including the exhibit hereto or amendments hereof.

(a) “Agreement” shall mean this Securities Purchase Agreement and all attachments and exhibits hereto or amendments hereof.

(b) “CCG” shall mean Carbon Conversion Group, Inc., a Wyoming corporation.

(c) “Knowledge of CCG” or matters “known to CCG” shall mean matters actually known to the current members and managers of CCG, or which reasonably should be or should have been known by them upon reasonable investigation.

(d) “Purchaser” shall mean Adam Feffer, the person acquiring securities of CCG pursuant to this Agreement.

(e) “Securities Act” shall mean the Securities Act of 1933, as amended, and includes the rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, as such shall then be in effect.

Any term used herein to which a special meaning has been ascribed shall be construed in accordance with either (1) the context in which such term is used, or (2) the definition provided for such terms in the place in this Agreement at which such term is first used.

2. Disclosures. A description of CCG, including its plan of business, is set forth in Attachment 1, attached hereto and made a part hereof. Purchaser hereby acknowledges that Purchaser has had the opportunity to ask questions of, and receive answers from, the principals of CCG regarding the disclosures contained in Attachment 1. Further, Purchaser understands and acknowledges that CCG is a development-stage company and may never earn a profit.

In addition, information with respect to COWI may be found at: COWI SEC Page. CCG makes no representations as to the accuracy of any information with respect to COWI.

3. Purchase and Sale. CCG hereby sells to Purchaser and Purchaser hereby buys from CCG the Subject Securities at a per share price of $2.00, or an aggregate purchase price of $10,000. The Subject Securities shall be sold to Purchaser at the price and subject to all of the terms and conditions set forth herein.

4. Purchase Price; Payment. Purchaser shall deliver to CCG the sum of $10,000 in payment of the Subject Securities purchased by Purchaser hereunder, as indicated below, which payment shall be delivered as provided in Section 6.

5. Issuance of the Subject Securities. Immediately upon its having been converted to a corporation, CCG shall cause the Subject Securities purchased and sold hereunder to be issued as provided in Section 6.

1

6. The Exchange. Upon the mutual execution of this Agreement, Purchaser agrees to deliver forthwith the sum of $10,000 required to be delivered pursuant to Section 4. Upon receipt of such funds, CCG shall cause the Subject Securities to be issued in book-entry form in the name of Purchaser and, thereupon, to deliver proof of such issuance to Purchaser.

7. Further Agreements.

(a) Going Public. Purchaser understands and agrees that CCG is to become a publicly-traded company pursuant to a so-called distributive registration, that is, a to-be-determined percentage of CCG common stock would be distributed as a dividend to the shareholders of COWI. In this regard, CCG represents and agrees that it shall pursue such objectives with all reasonable diligence and effort.

(b) Purchaser’s Ownership of CCG. Immediately upon the consummation of this Agreement, Purchaser will own approximately .03% of the outstanding shares of common stock of CCG. Purchaser acknowledges and understands that Purchaser’s ownership percentage of CCG is subject to future dilution, in the sole discretion of the Board of Directors of CCG.

8. Representations and Warranties of CCG. CCG represents and warrants to Purchaser:

(a) Organization and Corporate Authority. CCG is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming and is qualified to do business as a foreign entity in all jurisdictions where the ownership of property or maintenance of an office would require qualification. CCG has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted.

(b) Subsidiaries. CCG has no subsidiaries.

(c) Capitalization. CCG is authorized to issue 500,000,000 shares of common stock, $.0001 par value, and 100,000,000 shares of preferred stock, $.0001. As of the date of this Agreement, there are 41,482,450 shares of common stock issued and outstanding and 1,000,000 shares of Series A Preferred Stock issued and outstanding, which shares of Series A Preferred Stock possess voting control of CCG.

(d) Issuance of the Subject Securities. The Subject Securities, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of CCG, will be issued in compliance with applicable state and federal laws.

(e) Financial Condition; Use of Proceeds. CCG is a development-stage company without current revenues. CCG requires substantial additional capital with which to implement its complete business plan. There is no assurance that CCG will obtain such needed capital or that its business plan, when implemented, will prove to be successful. The funds derived under this Agreement will be utilized to pay auditor expenses, professional and advisory expenses, as well as business start-up expenses.

(f) Undisclosed or Contingent Liabilities. To the best knowledge of CCG and to its members and managers, CCG has no material liabilities and, to the best knowledge of the members and managers of CCG, CCG has no contingent liabilities.

(g) Litigation. CCG is not a party to any suit, action, proceeding, investigation or labor dispute pending or currently threatened against it other than administrative matters arising in the ordinary course of business.

(h) Compliance with Agreements. The execution and performance of this Agreement will not result in any violation or be in conflict with any agreement to which CCG is a party.

(i) Title to Property and Assets. CCG has good and marketable title to its properties and assets free and clear of all mortgages, liens, security interests and encumbrances.

(j) Franchises and Permits; Taxes and Other Liabilities. To the knowledge of CCG, it has all franchises, permits, licenses, orders and approvals of any federal, state, local or foreign government of self regulatory body that are material to or necessary for the conduct of its business. To the knowledge of CCG, it has no outstanding tax liabilities, no unsatisfied final judgment or valid lien filed against it or any of its property.

2

(k) Governmental Consents. To the knowledge of CCG, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of CCG is required in connection with the valid execution, delivery and performance of this Agreement.

(l) Authorization. All corporate action on the part of CCG and its members and managers necessary for the authorization, execution and delivery of this Agreement, for the performance of CCG’s obligations hereunder and for the issuance and delivery of the Statement of Rights and, thereafter, the Subject Securities, has been taken. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of CCG.

(m) Regulatory Compliance. To the knowledge of CCG, it is in compliance with all applicable environmental regulations relating to its business operations.

9. Representations and Warranties of Purchaser.

(a) Purchaser is under no legal disability with respect to entering into, and performing under, this Agreement.

(b) Purchaser represents and warrants that Purchaser is an “accredited investor,” is financially responsible, able to meet his obligations and acknowledges that this investment will be long term, must be held indefinitely and is by its nature speculative.

(c) Purchaser represents and warrants that Purchaser understands that the Subject Securities have not been registered under the Securities Act and applicable state securities laws in reliance on the exemption provided by Section 4(a)(2) of the Securities Act, relating to transactions not involving a public offering and corresponding state securities laws regarding non-public offerings.

(d) Purchaser represents and warrants that the Statement of Rights and the Subject Securities are not being purchased with a view to or for the resale or distribution thereof and that he has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

(e) Purchaser consents to the placement of the following legend, or a legend similar thereto, on the certificate or other indicia of ownership representing the Subject Securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

10. Miscellaneous.

(a) Survival of Covenants. Unless otherwise waived as provided herein, all covenants agreements, representations and warranties of the parties made in this Agreement and in the financial statements or other written information delivered or furnished in connection therewith and herewith shall survive the Exchange hereunder, and shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

(b) Notices. All notices required to be given hereunder shall be in writing and shall be deemed given when delivered in person or sent by confirmed facsimile, or when received if given by Federal Express or other nationally recognized overnight courier service, or five (5) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed to the applicable parties as follows:

If to CCG:	925 South Church Street, STE B200-123, Murfreesboro, TN 37130.

If to Purchaser:	____________________________________________________.

3

(c) Arbitration. In the event of a dispute between the parties hereto that arises out of this Agreement, the parties hereby agree to submit such dispute to arbitration before the American Arbitration Association (the “Association”) at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys’ fees to the prevailing party.

(d) Governing Law. This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Wyoming.

(e) Counterparts. This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents.

(f) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns and administrators of the parties hereto.

(g) Entire Agreement. This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

CCG:		PURCHASER:

CARBON CONVERSION GROUP, INC.		Jaelene Decena

By:		By:	/s/ Jaelene Decena

Name:	Robert Doherty	Name:	Jaelene Decena

Title:	President and CEO	Jaelenedecena14@gmail.com

4

Attachment 1

Plan of Business of CCG

To be delivered separately.

5